UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 29, 2014, ePlus inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel and William Blair as joint book-running managers, and Canaccord Genuity, as co-lead manager (the “Underwriters”) and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 1,573,913 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Underwriters (the “Offering”). The Offering is expected to close on May 5, 2014, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering was made pursuant to a prospectus supplement, dated April 29, 2014, to the prospectus, dated February 14, 2014, included in the Company’s registration statement on Form S-3 (File No. 333-193457), which was filed with the Securities and Exchange Commission on January 21, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Selling Stockholders to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Stock Repurchase Agreement

On April 29, 2014, the Company also entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Underwriters, pursuant to which the Underwriters agreed to sell 400,000 shares of the Company’s Common Stock, which the Underwriters purchased from the Selling Stockholders in the Offering, to the Company at the price per share equal to the price paid by the Underwriters to purchase the shares from the Selling Stockholders in the Offering (the “Repurchase”). The Repurchase is expected to close on May 5, 2014.

The Stock Repurchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Underwriters to the Company, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Stock Repurchase Agreement is filed as Exhibit 10.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

On April 29, 2014, the Company issued a press release regarding the Underwriting Agreement and Stock Repurchase Agreement.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:
Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 29, 2014.

5.1	Opinion of Nixon Peabody LLP.

10.1	Stock Repurchase Agreement, dated as of April 29, 2014.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

99.1	Press Release, dated April 29, 2014, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: May 2, 2014